EXHIBIT 4.5

                               SECURITY AGREEMENT

      THIS SECURITY AGREEMENT (this "AGREEMENT"), is made as of December __, 2006, by and between New Era Marketing, Inc., a Nevada corporation, with its principal executive offices at 927 Lincoln Road, Suite 200, Miami, FL 33139 (the "COMPANY"), and Robert Kornstein (the "LENDER'S AGENT") as agent for the secured parties identified on SCHEDULE A hereto (each, a "SECURED PARTY" and collectively, the "SECURED PARTIES"). The Company, the Lender's Agent and the Secured Parties may hereinafter be referred to singularly as a "PARTY" and collectively as the "PARTIES".

                              W I T N E S S E T H:

      WHEREAS, concurrently herewith, the Company is entering into a Contribution Agreement (the "CONTRIBUTION AGREEMENT") with Fearless Yachts, LLC and the members thereof (the "MEMBERS"), pursuant to which the Members are contributing their membership interests to the Company in exchange for shares of its common stock, subsequent to which Fearless will become the wholly owned subsidiary of the Company (the "ACQUISITION");

      WHEREAS, Fearless entered into a Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") with the Secured Parties, pursuant to which Fearless sold to the Secured Parties its 10% Senior Secured Promissory Notes in the aggregate principal amount, including accrued interest as of December 4, 2006, of $1,257,620.87 (the "FEARLESS NOTES");

      WHEREAS, the Secured Parties holding Fearless Notes in an aggregate principal amount of $________ (including accrued interest as of December 4, 2006) have agreed to exchange their Fearless Notes for substantially similar notes issued by the Company (the "NOTES");

      WHEREAS, in order to induce the Secured Parties to exchange the Fearless Notes for the Notes, the Company has agreed to execute and deliver to the Lender's Agent this Agreement for the benefit of the Secured Parties, and to grant to it a security interest in all of the assets of the Company to secure the prompt payment, performance and discharge in full of all of the Company's obligations under the Notes.

      NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as "GENERAL INTANGIBLES" and "PROCEEDS") shall have the respective meanings given such terms in Article 9 of the UCC.

            (a) "COLLATERAL" means the collateral in which the Secured Parties are granted a first priority security interest Agreement and which shall include the following, whether presently owned or existing or hereafter acquired or coming into existence, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

                  (i) all personal property and other assets of the Company, wherever located; and

                  (ii) all goods of the Company, including, without limitation, all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with the Company's businesses and all improvements thereto (collectively, the "EQUIPMENT"); and

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                  (iii) All Inventory of the Company; and

                  (iv) All of the Company's contract rights and general intangibles, including, without limitation, all partnership interests, stock or other securities, licenses, distribution and other agreements, computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, trademarks, service marks, trade styles, trade names, patents, patent applications, copyrights, deposit accounts, and income tax refunds (collectively, the "GENERAL INTANGIBLES"); and

                  (v) All Receivables of the Company including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each Receivable, including any right of stoppage in transit; and

                  (vi) All accounts, deposit accounts or other bank accounts and all funds deposited therein; and

                  (vii) All of the company's documents, instruments and chattel paper, files, records, books of account, business papers, computer programs and the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(vi) above.

            (b) "LENDER'S AGENT" shall be the Purchaser Designee, as defined in the Securities Purchase Agreement and as may be replaced from time to time in accordance therewith. Any notice to or by the Lenders or any actions, waiver, or enforcement rights that may be taken or asserted by Lender may only be taken by the then acting Purchaser Designee on such Lender's behalf. In the event that no Purchaser Designee is appointed, then all actions or consents that may be taken by the Lender's Agent may be taken upon consent of holders of a majority of outstanding amount of Notes.

            (c) "OBLIGATIONS" means all of the Company's obligations under this Agreement and the Note, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later decreased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

            (d) "UCC" means the Uniform Commercial Code, as currently in effect in the State of Missouri.

      2. GRANT OF SECURITY INTEREST. As an inducement for the Secured Parties to purchase the Notes, and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, except for Permitted Liens (as hereinafter defined), the Company hereby, unconditionally and irrevocably, pledges, grants and hypothecates to the Secured Parties, a continuing first priority security interest in, a continuing lien upon, an unqualified right to possession and disposition of and a right of set-off against, in each case to the fullest extent permitted by law, all of the Company's right, title and interest of whatsoever kind and nature in and to the Collateral (the "SECURITY INTEREST").

            (a) The Security Interest granted herein shall be PARI PASSU to the extent of the Obligations due to any Secured Party and the Obligations due to all other secured parties that are signatories hereto. Each Secured Party shall have the benefit of all forms of security granted in connection with the Securities Purchase Agreement, and all proceeds thereof, to the same extent of the Secured Party's PARI PASSU interest with all other secured parties that are signatories hereto. In the event that the Company materially breaches any of the terms and provisions of this Security Agreement, or should any Event of Default (as that term is defined herein) occur, the respective positions of each Secured Party with respect to the Collateral shall be in accordance with its respective participations therein.


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

      3. REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and covenants and agrees with, the Secured Parties which shall hereinafter include the Lender's Agent unless otherwise stated as follows:

            (a) The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally.

            (b) The Company represents and warrants that it has no place of business or offices where its respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants), except as set forth on SCHEDULE B attached hereto;

            (c) Except as to those liens existing as of the date hereof that were disclosed to the Secured Parties by the Company and are set forth on the attached SCHEDULE C (the "PERMITTED LIENS"), the Company is the sole owner of the Collateral (except for non-exclusive licenses granted by the Company in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in and to pledge the Collateral. Except as to the Permitted Liens, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that have been filed in favor of the Secured Parties pursuant to this Agreement) covering or affecting any of the Collateral. Except as to the Permitted Liens, so long as this Agreement shall be in effect, the Company shall not execute and shall not knowingly permit to be on file in any such office or agency any such financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Parties pursuant to the terms of this Agreement).

            (d) No part of the Collateral has been judged invalid or unenforceable. No written claim has been received that any Collateral or the Company's use of any Collateral violates the rights of any third party. There has been no adverse decision to the Company's claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Company's right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Company, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

            (e) The Company shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and may not relocate such books of account and records unless it delivers to the Secured Parties at least 30 days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interest to create in favor of the Secured Parties valid, perfected and continuing liens in the Collateral.

            (f) This Agreement creates in favor of the Secured Parties a valid first priority security interest in the Collateral securing the payment and performance of the Obligations and, upon making the filings described in the immediately following sentence, a perfected first priority security interest in such Collateral. Except for the filing of financing statements on Form-1 under the UCC with the jurisdictions indicated on SCHEDULE B, attached hereto, no authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either (i) for the grant by the Company of, or the effectiveness of, the Security Interest granted hereby or for the execution, delivery and performance of this Agreement by the Company or (ii) for the perfection of or exercise by the Secured Parties of its rights and remedies hereunder.

            (g) On the date of execution of this Agreement, the Company will deliver to the Lender's Agent one or more executed UCC financing statements on Form-1 with respect to the Security Interest for filing with the


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

jurisdictions indicated on SCHEDULE B, attached hereto and in such other jurisdictions as may be reasonably requested by the Lender's Agent.

            (h) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Company is a party or by the Company is bound. No consent (including, without limitation, from stockholders or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

            (i) The Company shall at all times maintain the liens and Security Interest provided for hereunder as valid and perfected liens and security interests in the Collateral in favor of the Lender's Agent on behalf of the Secured Parties until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 11. The Company hereby agrees to defend the same against any and all persons. The Company shall safeguard and protect all Collateral for the account of the Lender's Agent on behalf of the Secured Parties. At the request of the Lender's Agent, the Company will sign and deliver to the Lender's Agent at any time, or from time to time, one or more financing statements pursuant to the UCC (or any other applicable statute) in form reasonably satisfactory to the Lender's Agent and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Lender's Agent to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, the Company shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interest hereunder, and the Company shall obtain and furnish to the Secured Parties from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interest hereunder.

            (j) The Company will not transfer, pledge, hypothecate, encumber, license (except for non-exclusive licenses granted by the Company in the ordinary course of business), sell (except for sales of inventory in the ordinary course of business) or otherwise dispose of any of the Collateral without the prior written consent of the Lender's Agent.

            (k) The Company shall keep and preserve its Equipment, Inventory and other tangible Collateral in good condition subject to ordinary weir, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

            (l) The Company shall, within ten (10) days of obtaining knowledge thereof, advise the Lender's Agent promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Parties' security interest therein.

            (m) The Company shall promptly execute and deliver to Lender's Agent on behalf of the Secured Parties such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Parties may from time to time reasonably request and may in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral.

            (n) The Company shall permit the Lender's Agent and its representatives and agents to inspect the Collateral at any time, and to make copies of records pertaining to the Collateral as may be requested by the Secured Parties from time to time.

            (o) The Company will take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

            (p) The Company shall promptly notify the Lender's Agent in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by the Company that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Parties hereunder.


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

            (q) All information heretofore, herein or hereafter supplied to the Secured Parties by or on behalf of the Company with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

      4. DEFAULTS. The following events shall be "EVENTS OF DEFAULT":

            (a) Any Event of Default as defined in the Notes;

            (b) Any material misrepresentation or warranty of the Company in this Agreement shall prove to have been incorrect in any material respect when made; and

            (c) The failure by the Company to observe or perform any of its material obligations hereunder for ten (10) days after receipt by the Company of notice of such failure from the Lender's Agent.

      5. DUTY TO HOLD IN TRUST. Upon the occurrence of any Event of Default and at any time thereafter, the Company shall, upon receipt by it of any revenue, income or other sums subject to the Security Interest, whether payable pursuant to the Notes or otherwise, or of any check, draft, debenture, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Lender's Agent on behalf of the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, to the Lender's Agent for application to the satisfaction of the Obligations. Once such payments or transfers are made to Lender's Agent in trust for the Secured Parties, the Company shall be deemed to have made such payments directly to the Secured Parties.

      6. RIGHTS AND REMEDIES UPON DEFAULT. Upon occurrence of any Event of Default and at any time thereafter, the Lender's Agent on behalf of the Secured Parties shall have the right to exercise all of the remedies conferred hereunder and under the Notes and the Securities Purchase Agreement, and the Lender's Agent shall have all the rights and remedies of a secured party under the UCC and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any Collateral is then located). Without limitation, the Lender's Agent shall have the following rights and powers, each of which, when taken, shall be deemed taken on behalf of the Secured Parties:

            (a) The Lender's Agent shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and the Company shall assemble the Collateral and make it available to the Lender's Agent at places which the Lender's Agent shall reasonably select, whether at the Company's premises or elsewhere, and make available to the Secured Parties, without rent, all of the Company's respective premises and facilities for the purpose of the Secured Parties taking possession of, removing or putting the Collateral in saleable or disposable form.

            (b) The Lenders Agent shall have the right to operate the business of the Company using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Parties may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to the Company or right of redemption of the Company, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Lender's Agent may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of the Company, which are hereby waived and released.

      7. APPLICATIONS OF PROCEEDS. The proceeds of any such sale, lease or other disposition of the Collateral hereunder shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys' fees and expenses incurred by the Lender's Agent in enforcing its rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Parties and Lender's Agent shall


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pay to the  Company any surplus  proceeds.  If, upon the sale,  license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the Default rate set forth in the Note (the "DEFAULT RATE"), and the reasonable fees of any attorneys employed by the Lender's Agent to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Parties arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Parties.

      All ordinary and reasonable costs and expenses incurred by any Lender's Agent in collection of the Obligations shall be borne exclusively by the Company including, without limitation, any costs, expenses, fees or disbursements incurred by outside agencies or attorneys retained by the Lender's Agent to effect collections of the Obligations or any collateral securing the Obligations. In such event, any money paid, any expenses, costs and attorneys fees paid or incurred in connection therewith or in enforcing, maintaining or preserving the rights of all Secured Parties under this Agreement shall be shared by all Secured Parties PRO RATA in accordance with their respective percentage of the outstanding principal and interest on the Notes. The provisions of this paragraph shall not apply to any suits, actions, proceedings or claims of the nature referred to herein or otherwise which are based upon or related to the repayment of, or the taking of security for, any loans and/or advances made by any Secured Party to the Company that do not arise under the Securities Purchase Agreements or that are not participated in by all Secured Parties, and the party making such loans and/or advances shall be exclusively responsible for such suits, actions, proceedings or claims and the payment of all such expenses in connection therewith.

      8. COSTS AND EXPENSES. The Company agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements, continuation statements, partial releases and/or termination statements related thereto or any expenses of any searches reasonably required by the Lender's Agent. The Company shall also pay all other claims and charges which in the reasonable opinion of the Lender's Agent might prejudice, imperil or otherwise affect the Collateral or the Security Interest therein. The Company will also, upon demand, pay to the Lender's Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Lender's Agent may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or
(iii) the exercise or enforcement of any of the rights of the Secured Parties under the Securities Purchase Agreement and Notes. Until so paid, any fees payable hereunder shall be added to the principal amount of the Convertible Debenture and shall bear interest at the Default Rate.

      9. RESPONSIBILITY FOR COLLATERAL. The Company assumes all liabilities and responsibility in connection with all Collateral, and the obligations of the Company hereunder or under the Securities Purchase Agreement or Note shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason.

      10. SECURITY INTEREST ABSOLUTE. All rights of the Secured Parties and all Obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Securities Purchase Agreement, or any of the Notes, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Securities Purchase Agreement, or Notes; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guaranty, or any other security, for all or any of the Obligations; (d) any action by the Secured Parties to obtain, adjust, settle and cancel in their sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the Security
Interest granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable


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

preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Parties, then, in any such event, the Company's obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Secured Parties to proceed against any other person or to apply any Collateral which the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

      11. TERM OF AGREEMENT. This Agreement and the Security Interest shall terminate on the date on which all payments under the Notes have been made in full by the Company. Upon such termination, the Lender's Agent, at the request and at the expense of the Company, will join in executing any termination statement with respect to any financing statement executed and filed pursuant to this Agreement that is required to be executed by Lender's Agent.

      12. POWER OF ATTORNEY; FURTHER ASSURANCES.

            (a) The Company authorizes the Lender's Agent upon five (5) business days prior notice, and does hereby make, constitute and appoint it, and its respective officers, agents, successors or assigns with full power of substitution, as its true and lawful attorney-in-fact, with power, in its own name or in the name of the Company, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any debentures, checks, drafts, money orders, or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Parties; (ii) to sign and endorse any UCC financing statement or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; and (v) generally, to do, at the option of the Lender's Agent, and at the Company's expense, at any time, or from time to time, all acts and things which the Secured Parties deem reasonably necessary to protect, preserve and realize upon the Collateral and the Security Interest granted therein in order to effect the intent of this Agreement, the Securities Purchase Agreement, and any of the Notes, all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

            (b) On a continuing basis, the Company will make, execute, acknowledge, deliver, file and record, as the case may be, in the proper filing and recording places in any jurisdiction, including, without limitation, the jurisdictions indicated on SCHEDULE B, attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Lender's Agent, to perfect the Security Interest granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Lender's Agent the grant or perfection of a security interest in all the Collateral.

            (c) The Company hereby irrevocably appoints the Lender's Agent as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company, from time to time at the discretion of the Lender's Agent, to take any action and to execute any instrument which the Lender's Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in their sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law.

      13. NOTICES. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage prepaid, by reputable overnight courier or such other address as may hereafter be designated in writing by the addressee to the other parties:

      If to a Secured Party, to the address set forth beneath his or its name on SCHEDULE A hereto, as may be amended from time to time.

      with a copy to the Lender's Agent at:

             Robert Kornstein
             15 W. 72nd Street, Apt. 15J
             New York, NY 10023
             Fax: 212-580-5811

      If to the Company, to:

             New Era Marketing, Inc.
             927 Lincoln Road, Suite 200
             Miami, Florida 33139
             Attn.: Jeffrey Binder, Chief Executive Officer
             Fax: (305) 674-1311

      with a copy to:

             Hodgson Russ LLP
             60 E. 42nd Street, 37th Floor
             New York, New York 10169
             Attn.: Jeffrey A. Rinde, Esq.
             Fax.: 212-972-1677

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of overnight courier, on the second next business day.

      14. OTHER SECURITY. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in their sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Party's rights and remedies hereunder.

      15. MISCELLANEOUS.

            (a) No course of dealing between the Company and the Secured Parties, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (b) All of the rights and remedies of the Secured Parties with respect to the Collateral, whether established hereby or by the Notes, or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently only by the Lender's Agent. The Lender's Agent's authority to act on behalf of and in the name of the Secured Parties shall be exclusive. Any actions taken by the Lender's Agent shall be conclusively deemed to have been taken on behalf of the Secured Parties.

            (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto.

Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement specifically referring to this Agreement and signed by the Company and the Lender's Agent.

            (d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

            (e) No waiver of any breach or default or any right under this Agreement shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default or right, whether of the same or similar nature or otherwise. Any waiver signed by the Lender's Agent shall be binding upon all Secured Parties.

            (f) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

            (g) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

            (h) This Agreement shall be construed in accordance with the laws of the State of New York, except to the extent the validity, perfection or enforcement of a security interest hereunder in respect of any particular Collateral which are governed by a jurisdiction other than the State of New York in which case such law shall govern. Each of the parties hereto irrevocably submit to the exclusive jurisdiction of any New York State or United States Federal court sitting in New York county over any action or proceeding arising out of or relating to this Agreement, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens.

            (i) EACH PARTY HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRAIL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY HAS KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHTS TO A JURY TRIAL
FOLLOWING  SUCH  CONSULTATION.   THIS  WAIVER  IS  IRREVOCABLE,   MEANING  THAT,
NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS AND SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF A LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            (j) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                     NEW ERA MARKETING, INC.


                                     By: _______________________________________
                                         Jeffrey Binder, Chief Executive Officer


                                     LENDER'S AGENT


                                     ___________________________________________
                                     Name: Robert Kornstein

                                     Lender's  Agent on  behalf  of the  Secured
                                     Parties listed on SCHEDULE A hereto:


                                     ___________________________________________
                                     Name: Robert Kornstein

                                   SCHEDULE A

                                 SECURED PARTIES


                  --------------------------------------------
                  Names and Addresses
                  --------------------------------------------


                  --------------------------------------------


                  --------------------------------------------


                  --------------------------------------------


                  --------------------------------------------


                  --------------------------------------------


                  --------------------------------------------

                                   SCHEDULE B

                      PLACES OF BUSINESS AND JURISDICTIONS

                                   SCHEDULE C

                                 PERMITTED LIENS

                                      None


                                       14